UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2009
Date of Report (Date of earliest event reported)

CELESTIAL DELIGHTS USA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-153472	27-0999493
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

11811 N. Tatum Blvd., Suite 3031
Phoenix, AZ 85028
(602) 953-7757
(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officer and Director

On September 21, 2009, Ms. Neema Lakhani, resigned as Director, President, Chief Executive Officer, Chief Financial Officer and Secretary of Celestial Delights USA Corp. (the “Company”).

(c) Appointment of Officer

On September 21, 2009, the Board of Directors of the Company (the “Board”) appointed Mr. John J. Lennon as President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company to fill the vacancy created by the resignation of Ms. Lakhani.

From May 30, 2008 to July 7, 2009, Mr. Lennon served as Treasurer, VP of Finance and Director of Brite-Strike Tactical Illumination Products, Inc.; from February 2009 to June 2009, as President, Chief Financial Officer and Secretary of American Petro-Hunter, Inc., from June 2009, as Chief Financial Officer and Secretary of American Petro-Hunter, Inc.; from May 2009, as President, Chief Financial Officer and Secretary of GC China Turbine Corp.; from March 2009, as President, Chief Financial Officer and Secretary of LED Power Group, Inc.; from 2004, as President of Chamberlain Capital Partners; from 2006, as Director of American Durahomes and from 2005-2007, as Treasurer/Director/VP of Finance of US Starcom. Chamberlain Capital Partners assists companies in the area of maximizing shareholder value through increased sales, cost reduction and refined business strategy. Mr. Lennon has also assisted companies in obtaining debt financing, private placements or other methods of funding. He is responsible for corporate reporting, press releases, and funding related initiatives for American Durahomes, a private corporation, and previously for US Starcom, a public entity. On December 31, 2007, Mr. Lennon was appointed Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and director of Explortex Energy Inc., a publicly reporting company, which is a natural resource exploration company engaged in the participation in drilling of oil and gas in the United States.  Mr. Lennon resigned from his positions at Explortex Energy Inc. on June 29, 2009.  From 1987 to 2004, Mr. Lennon served as Senior Vice President of Janney Montgomery Scott, Osterville, MA, Smith Barney and Prudential Bache Securities, managing financial assets for high net worth individuals.

Mr. Lennon currently serves on the Board of Directors of American Petro-Hunter, Inc., GC China Turbine Corp. and LED Power Group, Inc.

Mr. Lennon has not previously held any positions with the Company and there have been no related party transactions between Mr. Lennon and the Company.  Mr. Lennon has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Lennon had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Lennon is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Lennon, or any grant or award to Mr. Lennon or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Lennon.

(d) Appointment of Director

On September 21, 2009, the Board appointed Mr. Lennon as the sole member of the Board of Directors of the Company.  There are no arrangements or understandings between Mr. Lennon and any other persons, pursuant to which Mr. Lennon was selected as a director.  Mr. Lennon has not been named or, at the time of this Current Report, is not expected to be named to any committee of the board of directors.  For more information, please refer to (c) above.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELESTIAL DELIGHTS USA CORP., a Nevada Corporation

Dated: September 25, 2009	/s/ John J. Lennon
John J. Lennon, President